Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)     Registration Statement (Form S-3 no. 333-36708) of PDL BioPharma, Inc.,
(2)     Registration Statement (Form S-3 No. 333-122760) of PDL BioPharma, Inc.,
(3)     Registration Statement (Form S-3 No. 333-123958) of PDL BioPharma, Inc.,
(4)     Registration Statement (Form S-3 No. 333-128644) of PDL BioPharma, Inc.,
(5)     Registration Statement (Form S-3ASR No. 333-174052) of PDL BioPharma, Inc.,
(6)    Registration Statement (Form S-3ASR No. 333-189536) of PDL BioPharma, Inc.,

(7)	Registration Statement (Form S-8 No. 333-87957) pertaining to the 1999 Stock Option Plan and 1999 Nonstatutory Stock Option Plan of PDL BioPharma, Inc.,

(8)	Registration Statement (Form S-8 No. 333-68314) pertaining to the 1999 Stock Option Plan and 1999 Nonstatutory Stock Option Plan of PDL BioPharma, Inc.,

(9)	Registration Statement (Form S-8 No. 333-104170) pertaining to the 1999 Nonstatutory Stock Option Plan of PDL BioPharma, Inc.,

(10)	Registration Statement (Form S-8 No. 333-125906) pertaining to the 2005 Equity Incentive Plan of PDL BioPharma, Inc., and
(11)     Registration Statement (Form S-8 No. 333-145262) pertaining to the 2005 Equity Incentive Plan.

of our report dated March 3, 2014, with respect to the consolidated financial statements of PDL BioPharma, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2014 originally filed on February 23, 2015.

/s/    ERNST & YOUNG LLP

Redwood City, California
March 11, 2015